Exhibit 99.1

GI Dynamics, Inc. – ASX Announcement

GI Dynamics Suspends Shipments of CE Marked Product

Company Provides Preliminary Update on Third Quarter Revenues

LEXINGTON, Massachusetts – 6 October 2014 – GI Dynamics, Inc. (ASX: GID), a medical device company developing innovative treatments for type 2 diabetes and obesity, today announced that its Notified Body in the European Union, an organization that has been accredited by a Member State to assess whether a product meets certain preordained standards, has temporarily suspended commercial product shipments labeled with a CE Mark affecting all countries where the Company is currently selling EndoBarrier®, pending a review of its vigilance and reporting systems. The suspension of shipments is not a product recall and does not apply to product currently owned by hospitals or distributors, or product required for use in clinical trials. GI Dynamics plans to continue its ongoing clinical trial activities, including the ENDO Pivotal Trial currently underway in the United States.

Michael Dale, the Company’s president and chief executive officer, said, “The company is working diligently with our Notified Body and with Competent Authorities in Europe to remedy our systems and resume product shipments as soon as possible, however based on the current schedule established for review of our systems, we do not expect resolution of the stop shipment before end of October.”

The Company also noted that third quarter revenues are estimated to be between $550,000 and $575,000 a decrease from the Q2 2014 revenues of $840,000. Further information on third quarter financial results will be provided with the filing of the Appendix 4C and Form 10Q, for the period ended September 30, 2014.

The Company will hold an investor call to discuss the announcement at 6 p.m. EDT on Monday, 6 October 2014 (9 a.m. AEDT on Tuesday, 7 October 2014). Michael Dale, president and CEO, and Robert Crane, chief financial officer, will provide a business update and answer questions.

Regulatory Related Definitions:

Vigilance – The vigilance system is that under which medical device manufacturers are obliged to report adverse incidents involving medical devices to competent authorities within the EU. The Medical Device Vigilance System is intended to facilitate a direct, early and harmonised implementation of FIELD SAFETY CORRECTIVE ACTION across the Member States where the device is in use, in contrast to action taken on a country-by-country basis.

Accessing the Briefing Call via Webcast:

A live webcast of the call will be available on the GI Dynamics website at investor.gidynamics.com. The webcast can be directly accessed at: http://www.media-server.com/m/p/ctu23ty5.

Accessing the Briefing Call via Telephone:

For those preferring to listen by telephone, please dial in five minutes prior to the start of the call and provide the passcode 27862143. Regional dial-in numbers are as follows:

•	United States callers please dial toll-free 1-866-578-5771

•	Australia callers please dial toll-free 1-800-002-971

•	International callers please dial 617-213-8055

Replay archive:

The webcast will be archived for 30 days following the call on the GI Dynamics website at investor.gidynamics.com.

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy approved for the treatment of type 2 diabetes and/or obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. GI Dynamics is conducting a pivotal clinical trial of EndoBarrier in the U.S. for the treatment of patients who have uncontrolled type 2 diabetes and are obese. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This presentation contains forward-looking statements based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this presentation and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. Generally, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and other similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. All statements that address operating performance, events or developments that GI Dynamics expects or anticipates will occur in the future are forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with estimates of potential revenues; the number and location of commercial centers offering the EndoBarrier®; ability to obtain and maintain regulatory approval for our products; ability to obtain and maintain third-party reimbursement for our products; performance and acceptance of our product, competition; product costs, the timing, costs and outcomes of clinical trials including our pivotal trial; intellectual property risks; risks associated with obtaining funding from third parties; future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission and the Australian Securities Exchange. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	De Tweeling 20-22 ‘s-Hertogenbosch 5215 MC, THE NETHERLANDS T: + 31 13 547 9300
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

Investor Enquiries:	Media Enquiries:

United States: Robert Crane, Chief Financial Officer +1 (781) 357-3250	United States/Europe: Dan Budwick, Pure Communications Inc. +1 (973) 271-6085

Australia: David Allen or John Granger, Hawkesbury Partners Pty Limited +61 2 9325 9046	Australia: Angela Ceberano, Flourish PR +61 3 9092 8445

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	De Tweeling 20-22 ‘s-Hertogenbosch 5215 MC, THE NETHERLANDS T: + 31 13 547 9300
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388